UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 8, 2008
BUTLER NATIONAL CORPORATION (Exact Name of Registrant as Specified in its Charter)
Kansas (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)
913-780-9595 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 8, 2008, Butler National Service Corporation, a wholly-owned subsidiary of Butler National Corporation signed an Amended and Restated Limited Liability Company Agreement with Larry J. Woolf & Associates, LLC, a newly formed company, regarding the formation of Butler National AO, LLC.  Butler National AO, LLC has been formed in connection with a Butler National affiliate providing services in connection with the State of Kansas' ownership and operation of a proposed Lottery Gaming Facility in Dodge City, Kansas.  Pursuant to the agreement, if and only if a Butler National affiliate receives the final approval by the Kansas Lottery Commission to provide services to the State in connection with the proposed Dodge City, Kansas facility, then Larry J. Woolf & Associates, LLC has agreed to make available up to $20,000,000 in preferred equity to Butler National AO, LLC in exchange for 40% of the ownership of Butler National AO, LLC after return of the investment by Larry J. Woolf and Associates and a 15% return on its investment.

Of course, no assurances can be given that any affiliate of Butler will be selected by the Kansas Lottery Gaming Facility Review Board or will receive the final approval of its contract signed with the Kansas Lottery Commission. There is no assurance that if selected and approved, economic conditions will allow the funding of any obligation related to the project.

The forgoing description is qualified in its entirety by reference to the Amended and Restated Limited Liability Company Agreement of Butler National AO, LLC, which is filed as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statement and Exhibits.
Exhibit 10.1 Amended and Restated Limited Liability Company Agreement of Butler National AO, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BUTLER NATIONAL CORPORATION (Registrant)
August 14, 2008 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
August 14, 2008 Date	/S/ Angela D. Shinabargar Angela D. Shinabargar (Chief Financial Officer)